UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 3, 2010

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

Sankibai Batyr Ave., 14D, Aktobe, Kazakhstan
(Address of principal executive offices)

030000
(Zip code)

+7 (7132) 55-75-54
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2010 the board of directors of Bekem Metals, Inc. (the “Company”), in accordance with the Company’s Bylaws, appointed Serik Bazarbayev, the Company’s CEO, President and interim CFO to fill one of the Company’s vacant directorships and to serve as the Chairman of the board of directors.  Mr. Bazarbayev was not appointed to the board of directors as the result of, or pursuant to, any arrangement, understanding, contract or material plan with any other party.

The Company has entered into no material plans, contracts or arrangements with Mr. Bazarbayev, in his capacity as a director.  At the time of his appointment as the Company’s CEO, President and interim CFO, the Company agreed to pay Mr. Bazarbayev USD $2,400 per month net for his services in these capacities.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, nor are there any current proposals for the Company to engage in any transaction in which Mr. Bazarbayev is to be a participant, in which the amount of the transaction exceeded, or will exceed, $120,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: November 4, 2010	By:	/s/ Serik Bazarbayev
Serik Bazarbayev
Chief Executive Officer